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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                      SECURITY CAPITAL GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

        Maryland                                                36-3692698
(State of Organization)                                     (I.R.S. Employer
                                                             Identification No.)

      125 Lincoln Avenue
       Santa Fe, New Mexico                                         87501
(Address of principal executive offices)                         (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

       Securities to be registered pursuant to Section 12(b) of the Act:

         Titles of each class                 Name of Exchange on which
         to be so registered                each class is to be registered
         --------------------               ------------------------------

 Warrants to Purchase Class B Common           New York Stock Exchange
 Stock


       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

     A complete description of the warrants (the "Warrants") to purchase Class B Common Stock, $.01 par value per share, which Warrants are to be registered hereunder, is contained in the Warrant Prospectus forming a part of a Form S-11 Registration Statement, as amended (File No. 333-26259), of Security Capital Group Incorporated, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act"). Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by Security Capital pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.



Item 2.    Exhibits.
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     The following exhibits are filed with the New York Stock Exchange:

Exhibit
 Number      Document Description
-------      --------------------

  1.2 Security Capital Registration Statement on Form S-11, as amended (File No. 333-26259).

  4.1        Security Capital Articles of Amendment and Restatement.

  4.2        Security Capital Amended and Restated Bylaws.

  4.3 Form of Warrant Agreement by and between Security Capital and The First National Bank of Boston, as warrant agent, including form of warrant certificate.

  6.1        1996 Annual Report to Shareholders.


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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              SECURITY CAPITAL GROUP INCORPORATED



                              By:  /s/ JEFFREY A. KLOPF
                                   -------------------------------
                                   Jeffrey A. Klopf
                                   Secretary



Date: September 11, 1997